As filed with the U.S. Securities and Exchange Commission on May 14, 2026.

File No. 001-43173

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Honeywell Aerospace Inc.
(Exact name of Registrant as specified in its charter)

Delaware	39-4202057
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

1944 E Sky Harbor Cir N Phoenix, AZ	85034
(Address of principal executive offices)	(Zip code)
(800) 601-3099
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Honeywell Aerospace Inc.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.    Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.    Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.    Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Summary of Historical and Unaudited Pro Forma Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.
Item 3.    Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4.    Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.    Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Directors.” Those sections are incorporated herein by reference.
Item 6.    Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Directors” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.
Item 8.    Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9.    Market Price of, and Dividends on, the Registrant’s Common Equity and Related Shareowner Matters.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Aerospace Capital Stock.” Those sections are incorporated herein by reference.
Item 10.    Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Aerospace Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11.    Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of Aerospace Capital Stock.” Those sections are incorporated herein by reference.
Item 12.    Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Aerospace Capital Stock—Charter and Bylaw Provisions.” That section is incorporated herein by reference.
Item 13.    Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15.    Financial Statements and Exhibits.
(a)    Financial Statements
The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Index to Financial Statements” and the financial statements referenced therein. Those sections are incorporated herein by reference.

(b)    Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and between Honeywell International Inc. and Honeywell Aerospace Inc.*

3.1	Form of Amended and Restated Certificate of Incorporation of Honeywell Aerospace Inc.*

3.2	Form of Amended and Restated Bylaws of Honeywell Aerospace Inc.*

4.1	Indenture, dated as of March 16, 2026, between Honeywell Aerospace Inc. and Deutsche Bank Trust Company Americas, as trustee

4.2	First Supplemental Indenture, dated as of March 16, 2026, between Honeywell Aerospace Inc. and Deutsche Bank Trust Company Americas, as trustee

4.3	Guarantee Agreement, dated as of March 16, 2026, among Honeywell International Inc., as guarantor, Honeywell Aerospace Inc. and Deutsche Bank Trust Company Americas, as trustee

4.4	Registration Rights Agreement, dated as of March 16, 2026, among Honeywell Aerospace Inc., and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the initial purchasers

4.5
364-Day Credit Agreement, dated as of March 6, 2026, among Honeywell Aerospace Inc., the banks, financial institutions and other institutional lenders parties thereto, Bank of America, N.A., as administrative agent, and Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as syndication agents

4.6
Five-Year Credit Agreement, dated as of March 6, 2026, among Honeywell Aerospace Inc., the banks, financial institutions and other institutional lenders parties thereto, Bank of America, N.A., as administrative agent, and Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., as syndication agents

10.1	Form of Transition Services Agreement by and between Honeywell International Inc. and Honeywell Aerospace Inc.*

10.2	Form of Tax Matters Agreement by and between Honeywell International Inc. and Honeywell Aerospace Inc.*

10.3	Form of Employee Matters Agreement by and between Honeywell International Inc. and Honeywell Aerospace Inc.*

10.4	Form of Intellectual Property License Agreement by and between Honeywell International Inc. and Honeywell Aerospace Inc.*

10.5	Form of Trademark License Agreement by and between Honeywell International Inc. and Honeywell Aerospace Inc.

10.6	Form of Honeywell Aerospace Inc. Long-Term Incentive Plan*

10.7	Form of Honeywell Aerospace Inc. Severance Plan for Designated Officers*

10.8	Offer Letter for James Currier*

10.9	Offer Letter for Joshua Jepsen*

10.10	Offer Letter for Robert Buddecke*

10.11	Offer Letter for David Marinick*

10.12	Offer Letter for Richard DeGraff*

10.13	Offer Letter for John Donofrio*

10.14	Offer Letter for Karen Arlak*

10.15	Form of Award Agreement for Founder’s Grant

21.1	List of Subsidiaries

99.1	Information Statement of Honeywell Aerospace Inc., preliminary and subject to completion, dated May 14, 2026

99.2	Form of Notice of Internet Availability of Information Statement Materials
____________
*    Previously submitted

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HONEYWELL AEROSPACE INC.

By:	/s/ Jake Wasserman
Name: Jake Wasserman
Title: Authorized Signatory
Date:  May 14, 2026